Exhibit 3.2

BY LAWS OF CLORACKS CORPORATION
A Nevada Corporation

ARTICLE 1
SHAREHOLDERS

Section 1.1 Annual Meeting. Unless otherwise designated by the Board of Directors, the annual meeting of the shareholders shall be held within six (6) months after the close of the fiscal year of the Corporation, at any time and place so designated, for the purpose of electing directors and for the purpose of transacting of such other business as may come before the meeting.

Section 1.2. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Article of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in the amount of the entire capital stock of the corporation issues and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 1.3. Place of Meeting. All meetings of stockholders shall be held at the principal office of the Corporation or at such other places both within and without the State of Nevada as the Board of Directors shall determine.

Section 1.4. Notice of Meeting~ Except as otherwise provided by statute, written notice stating the date, time, and place of a meeting of shareholders and, in case of a special meeting of shareholders the purpose of purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting at least ten (10) days and not more than sixty (60) clays before the meeting. Such notice shall be given in one of the following manners: personally, by mail, by telephone, by private carrier, by telegraph, bye-mail, by telephone facsimile, or by such other manner as permitted by the laws of the State of Nevada. Such notice shall be given by the secretary or by the person or persons authorized by the board of directors to call shareholders' meetings. If such written notice is mailed, correctly addressed to the shareholder's address shown in the corporation's current record of shareholders, the notice shall be deemed to have been given to the shareholder at the time of mailing. If such written notice is sent by private carrier or if such written notice is sent by United States mail, postage prepaid and by registered or certified mail, return receipt requested, the notice shall be deemed to have been given to the shareholder on the date shown on the return receipt. Otherwise notice is effective when received by the shareholder. Notice of any shareholders'
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meeting may be waived by any shareholder before or after the date and time of the meeting. Such waiver must be in writing, must be signed by the shareholder, and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Section 1.5. Action by Shareholders Without a Meeting. Any action permitted to be taken at a shareholders' meeting may be taken without if one or more written consents, setting forth the action so taken, are signed by all the shareholders entitled to vote on the action, and delivered to the corporation's principal place of business, to the corporation's registered office, or to such other additional person or place as prescribed by the board of directors. No written consent shall be effective to take the action set forth therein unless, within ten (10) days of the earliest dated consent delivered to the corporation, all required written consents are delivered to the Corporation as provided above. A shareholder may withdraw such consent only by delivering a written notice to the corporation as provided above prior to the time when all consents have been delivered to the corporation. Any such action taken shall be effective when all consents have been delivered to the corporation as provided above, unless the consent specifies a later effective date.

Section 1.6. Telephone Meetings. Shareholders may participate in a meeting of the shareholders by means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 1.7. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed a period of seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In the case of a shareholder action without a meeting, the record date shall be the date that the first shareholder signs such consent. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment
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of a distribution, the date on which notice of the meeting is sent or the date on which the resolution of the board of directors declaring such distribution is adopted, as the case maybe, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 1.8. Shareholders' List for Meeting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares by each shareholder.

The shareholders' list must be available for inspection by any shareholder, beginning five days prior to the meeting and continuing through the meeting, at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. Subject to applicable law, a shareholder, the shareholder's agent, or the shareholder's attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 1.9. Quorum. A majority of the votes entitled to be cast on a matter by a voting group, present in person or represented by proxy, shall constitute a quorum of that voting group for action on that matter. If a quorum shall fail to attend any meeting, the person designated to preside at the meeting or the holders of a majority of shares entitled to vote who are present, in person or by proxy, at the meeting, may adjourn the meeting. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment of the meeting, unless a new record date is or must be set for that adjourned meeting.

Section 1.10. Inspectors. In advance of any meeting, the board of directors may, but need not, appoint one or more persons to serve as inspector of election or of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors are not appointed, the persons presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by the board of directors in advance of the meeting, or at the meeting by the person presiding over the meeting. The inspector or inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock

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represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and a questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all shareholders. On the request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him/her/them, and execute a certificate of any fact found by him/her/them.

Section 1.11. Voting. Unless otherwise provided by law or in the articles of incorporation, and subject to Section 1.7 of these bylaws, each shareholder shall be entitled to one (1) vote for each share of stock held by such shareholder. Voting at meeting of shareholders need not be by written ballot unless such is demanded at the meeting before voting begins by a shareholder or shareholder, in person or by proxy, holding shares representing at least 50 percent of the votes entitled to vote at such meeting; provided however, that an election of directors shall be by written ballot if demand is so made by any shareholder at the meeting, in person or by proxy, before voting begins. If a vote is to be taken by written ballot, then each such ballot shall state the name of the shareholder of proxy voting and such other information as the person designated to preside at the meeting deems appropriate.

Unless otherwise provided in the articles of incorporation, a director is elected by a majority of the votes cast by shares entitled to vote in the election of such director.

For all other matters, an action is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

Section 1.12. Proxies. Each shareholder may vote the shareholder's share in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally, or by the shareholder's attorney-in-fact or agent. The appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes, or is delivered in any other manner required by law. An appointment is valid for eleven months, unless a longer period is expressly provided in the appointment forms. An appointment of a proxy is revocable by the shareholder, unless the appointment is coupled with an interest. No proxy may be effectively revoked until notice in writing of such revocation has been given to the secretary or other officer or agent authorized to tabulate votes.
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Section 1.13. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares by the board of directors of that corporation or under the law of incorporation of that corporation.

Shares held by an administrator, executor, guardian, or conservator may be voted by such person either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee maybe voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into the trustee's name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

Where shares are held jointly by three or more fiduciaries, the will of the majority of such fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee(s) the right to vote or otherwise represent their shares, for a period not to exceed ten years by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of inspection by a shareholder of the corporation, in person or by agent or by attorney, as is the record of shareholders of the corporation, and shall be subject to inspection by any holder of a beneficial interest in the voting trust, either in person or by agent or by attorney, at any reasonable time for a proper purpose.

Shares of the corporation's own stock belonging to it shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares

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entitled to vote at any given time. This does not limit the power of the corporation to vote any of its own shares held by it in a fiduciary capacity.

ARTICLE 2
BOARD OF DIRECTORS

Section 2.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the board of directors.

Section 2.2 Number, Tenure and Qualifications. The board of directors shall initially consist of the person or persons elected by the incorporator or named in the articles of incorporation. The number of directors of the corporation shall be the number fixed in the articles of incorporation. Each director shall hold office until (i) the next annual meeting of the shareholders and until that director's successor is elected and qualified, or (ii) the earlier death, resignation, removal or disqualification of the director. Directors need not be holders of voting stock of the corporation, a citizen of the United States, or a resident of this State.

Section 2.3 Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders. Such meeting shall occur without any notice to the directors other than the notice occurring in this bylaw. By resolution the board of directors may provide the time and place, either within or without this state, for the holding of any additional regular meetings without any notice other than such resolution.

Section 2.4 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chief executive officer of any director. The person or persons calling such special meeting of the board of directors may fix any date, time or place, either within or without this state, as the date, time and place for holding that special meeting.

Section 2.5. Notice. Written notice of the date, time, and place of a special meeting of the board of directors shall be given at least ten (10) business days prior to the date set for such meeting. Such notice shall be given in one of the following manners: personally, by mail, electronic e-mail, by private carrier, by telegraph, by telephone facsimile, or by such other manner as permitted by the Nevada Business Corporation Act. Such notice shall be given by the secretary or by the person or one of the persons authorized to call directors' meetings. If such written notice is mailed, correctly addressed to the director's address shown in the corporation's current records, the notice shall be deemed to have been given to the director at

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the time of mailing. If such written notice is sent by United States mail, postage prepaid and by registered or certified mail, return receipt requested, the notice shall be deemed to have been given to the director on the date shown on the return receipt. Otherwise notice is effective when received by the director. Notice of any director's meeting maybe waived by any director before or after the date and time of the meeting. Such waiver must be in writing, must be signed by the director, and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records. The attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened.

Section 2.6 Quorum. A quorum of the board of directors consist of a majority of the total number of directors specified in, or fixed in accordance with, these by-laws. Except as otherwise required by law or by the articles of incorporation, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present at the meeting is the act of the board of directors.

Section 2.7. Action by Directors Without a Meeting. Any action required or permitted to be taken at a board of directors' meeting may be taken without a meeting if one or more written consents, wetting forth the action so taken, shall be signed by all the directors and delivered to the corporation's principal place of business, to the corporation's registered office, or to such other additional person or place as prescribed by the board of directors. No written consent shall be effective to take the action set forth therein unless, within thirty (30) days of the earliest dated consent delivered to the corporation, all required written consents are delivered to the corporation as provided above. A director may withdraw such consent only by delivering a written notice to the corporation as provided above prior to the time when all consents have been delivered to the corporation. Any such action taken shall be effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

Section 2.8 Telephone Meetings. Any director may participate in a meeting of the Directors by means of communication by which all persons participating in the meeting can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 2.9 Vacancies. Any vacancy occurring on the board of directors for any reason, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though there is less than a quorum of the board of directors, or by the affirmative vote of the shareholders entitled to vote for that director. If the

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directors in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office.

Section 2.10 Removal. At a special meeting of the shareholders called for that purpose, the entire board of directors, or any individual director, may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote in an election of directors.

If a director has been elected by the board of directors to fill a vacancy on the board of directors, or to fill a vacancy created by action of the board of directors, and such director has not been subsequently reelected by the shareholders, such director may be removed by a majority of the board, exclusive of the director whose removal is proposed.

Section 2.11 Organization. Meetings of the board of directors shall be presided over by the chair of the board, or in the chair's absence by the chief executive officer, or in the absence of both by a director chosen at the meeting. The secretary shall act as secretary of the meeting, but in the absence of the secretary, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 2.12 Compensation. Pursuant to board resolution, directors, as such, may receive, expenses, fees and other compensation for their services as directors, including without limitation, their services as members of board committees.

Section 2.13 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting (ii) such director's dissent or abstention from the action taken is entered in the minutes of the meeting: or (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before the adjournment of the meeting or to the corporation within a reasonable time after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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ARTICLE 3
COMMITTEES

Section 3.1 Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate one or more of its members to constitute an executive committee or any other committee. Each committee shall have one or more members, who serve at the pleasure of the board of directors. The designation of such a committee and the delegation to it of authority shall not operate to relieve the board of directors, or any member of it, of any responsibility imposed by law.

Section 3.2 Authority of Executive Committee. If the board of directors appoints an executive committee, the executive committee shall have and may exercise all of the authority of the board of directors when the board of directors is not in session, except as set forth in Section 3.3 herein.

Section 3.3 Limits on Authority of Committees. No committee, including the executive committee, may do any of the following:

A.	Authorize or approve distributions;
B.	Approve or propose to shareholders actions that are required by law to be approved by shareholders;
C.	Fill vacancies on the board of directors or on any of its committees;
D.	Amend articles of incorporation;
E.	Adopt, amend, or repeal bylaws:
F.	Approve a plan of merger not requiring shareholder approval:
G.	Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors; or
H.	Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

Section 3.4 Tenure Each member of a committee shall serve at the pleasure of the board of directors.

Section 3.5 Meetings and Notice. Regular meetings of a committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by any member of it upon not fewer than two days' notice stating the place, date, and hour of the meeting. Notice of special meetings shall be given in the same manner as is notice of special director meetings and as specified in Sec 2.5 hereof. Any member of a committee may waive notice of any meeting, and no notice of any
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meeting need be given to any member of it who attends in person. The notice of a meeting need not state the business proposed to be transacted at the meeting. Any regular or special meeting may be by means of conference telephone or other device permitted under Section 2.8 of these bylaws.

Section 3.6 Quorum. A majority of the members of committee shall constitute a quorum for the transaction of business at any meeting of that committee, and action of the committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 3.7 Action Without a Meeting. Any action that maybe taken by a committee at a meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all the committee members and delivered to the corporation's principal place of business, to the corporation's registered office, or to such other additional person or place as prescribed by the board of directors or such committee. No written consent shall be effective to take the action set forth therein unless, within 30 days of the earliest dated consent delivered to the corporation, all required written consents are delivered to the corporation as provided above. A committee member may withdraw such consent only by delivering a written notice to the corporation as provided above prior to the time when all consents have been delivered to the corporation. Any such action taken shall be effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

Section 3.8 Resignation and Removal. Any member of a committee may be removed at any time, with or without a cause, by resolution adopted by a majority of the full board of directors. Any member of a committee may resign from the committee at any time by giving written notice to the chief executive officer or the secretary of the corporation, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.9 Vacancies. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full board of directors.

Section 3.10 Procedure. A committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. A committee shall keep regular minutes of its proceedings, and report the same to the board of directors for the board's information at the meeting thereof held next after the proceedings shall have occurred.

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ARTICLE 4
OFFICERS

Section 4.1. Number. The board of directors shall appoint a president and a secretary. The board of directors, in their discretion, may also appoint a chair of the board, a chief executive officers, a chief financial officer, one or more vice presidents, a treasurer, and such other officers and assistant officers as they shall from time to time deem proper. Any two or more offices may be held by the same person. The board may choose not to fill any of the other officer positions for any period.

Section 4.2. Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors at the meeting of the directors. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer's death or until the officer resigns or is removed in the manner hereinafter provided.

Section 4.3. Removal. Any officer or agent appointed by the board of directors may be removed by the board of directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the board of directors.

Section 4.5. Chair of the Board. The chair of the board, if there be such an office, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as maybe from time to time assigned to the chair by the board of directors.

A)	To have a discretionary power and oversight, direction and supervision of the business and affairs of the corporation to serve as a check in balance the overall management and control as prescribed of the chief executive officer;
B)	To preside at all meetings of the shareholder to be held at such time and, subject to the limitations prescribed by law or by these bylaws, at such places as the chair of the board shall deem proper;

Section 4.6. Chief Executive Officer. The powers and duties of the chief executive officer shall be:

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A)	To see that all orders and resolutions of the board of directors are carried into effect;
B)	To see maintain records of and, whenever necessary, certify on behalf of the chairman of the board, all proceedings of the board of directors and the shareholders; and
C)
To affix the signature of the corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the chief executive officer, should be executed on behalf of the corporation; to sign certificates for the corporation's shares; and subject to the direction of the board of directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

Section 4.7 Chief Financial Officer. Subject to the control of the board of directors and such supervisory powers, if any, as maybe given by the board of directors to another person or persons, the powers and duties of the chief financial officer shall be:

A)	To keep accurate financial records for the corporation;
B)	To deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designed by the board of directors;
C)	To endorse for deposit all notes, checks, drafts received by the corporation as ordered by the board of directors, making proper vouchers therefore;
D)	To discuss corporate funds and issue checks and drafts in the name of the corporation, as ordered by the board of directors.
E)
To render to the chief executive officer and the board of directors, whenever requested, an account of all transactions by the chief financial officer and the financial condition of the corporation; and

F)	To perform all other duties prescribed by the board of directors or the chief executive officer.

Section 4.8. President. Unless otherwise determined by the board of directors, the president shall be the chief executive officer of the corporation. If an officer other than the president is designated as the chief executive officer, the president shall perform such duties as may from time to time be assigned by the board of directors.

Section 4.9 Vice Presidents. In the absence of the president or in the event of the president's death, inability or refusal to act, the vice president (or in the event there shall be more than

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one vice president, the vice presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president, and shall perform such other duties as from time to time may be assigned to the vice president by the president or by the board of directors.

Section 4.10. Secretary. The secretary shall: (a) prepare the minutes of the shareholders' and board of directors' meetings and keep them in one or more books provided for that purpose, (b) authenticate such records of the corporation as shall from time to time be required; (c) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (d) be custodian of the corporate records and of the corporate seal, if any, and see that the seal of the corporation, if any, is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (f) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the chief executive officer or the board of directors.

Section 4.11. Treasurer. Unless otherwise determined by the board of directors, the treasurer shall be the chief financial officer of the corporation. If an officer other than the treasurer is designated as the chief financial officer, the treasurer shall perform such duties as may from time to time be assigned by the board of directors.

Section 4.12. Delegation of Authority. The board of directors may from time to time delegate the powers of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE 5
OFFICES

The principal office and place of business of the corporation in the State of Nevada shall be located at 4355 S. Cameron St. Las Vegas, Nevada 89103. The corporation shall have such other offices as the board of directors may designate or the business of the corporation may require from time to time.

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ARTICLE 6
CONTRACTS, LOANS, CHECKS, DEPOSITS

Section 6.1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

A director or officer of the corporation shall not be disqualified by the director's office from dealing or contracting with the corporation either as a vendor, purchaser, or otherwise. The fact that any director or officer, or any firm of which any director or officer of the corporation is a shareholder, officer or director, is in any way interested in any transaction of the corporation shall not make such transaction void or voidable, or require such director or officer of the corporation to account to the corporation for any profits there from, provided that (a) the material facts of such transaction and the director's interest are disclosed to or known by the board of directors or committee of the board of directors at the time that the board of directors or committee authorizes, ratifies, or approves the transaction (b) the material facts of such transaction and the director's interest are disclosed to or known by the shareholders entitled to vote and they authorized, ratify, or approve the transaction; or (c) the transaction is fair to the corporation.

Section 6.2. Loans. No loans shall be made, or accepted, on behalf of the corporation, and no evidences of indebtedness shall be issued in the corporation's name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, Notes. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 6.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.

Section 6.5. Voting Securities Held by the Corporation. The chief executive officer, or such other officer or agent designated by the board of directors, shall have full power and authority

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on behalf of the corporation to attend, act at, and vote at any meeting of security or interest holders of other corporations or entities in which the corporation may hold securities or interests. At the meeting, the chief executive officer or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interest with the corporation holds

ARTICLE 7
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 7.1. Certificates Representing Shares. Certificates representing shares in the corporation shall be signed by, or in the name of, the corporation by the president of the corporation or any other such person that the president of the corporation may so designate in writing. Any or all signatures on such certificate may be by a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar on the date of issue.

Whenever the corporation is authorized to issue more than one class of shares or more than one series of shares, the certificates representing shares of such class or series shall set forth thereon the statements prescribed by the laws of the State of Nevada. Any restrictions on the transfer or registration of transfer of any shares of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate representing shares in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen, or destroyed, and the board of directors may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of and such certificate or the issuance of any such new certificate.

Section 7.2. Uncertificated Shares. Subject to any conditions imposed by the laws of the State of Nevada, the board of directors may provide by resolution or resolutions that some or all classes or series of the shares of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the laws of the State of Nevada.

Exhibit 3.2 -- Page 15

Section 7.3. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the shareholder's legal representative who shall furnish proper evidence of authority to transfer, or by the shareholder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 7.4. Restrictions on Transfer. Transfer of shares of the corporation shall be made only (i) if there is an effective registration covering the shares to be transferred under the Securities Act of 1933 and applicable state securities laws (ii) upon receipt of a letter from an attorney, acceptable to the board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state securities laws, or (iii) the transfer is made pursuant to Rule 144 under the Securities Act of 1933. In addition, if the corporation is then subject to Subschapter S of the Internal Revenue Code, then the corporation will not transfer this certificate without first receiving an opinion of counsel, acceptable to the board of directors or its agents, that the proposed transfer will not adversely affect the corporation federal S Corporation status. All stock certificates issued by the corporation shall bear a legend informing the holder thereof of this restriction using appropriate language thereon.

Section 7.5. Other Regulations. The issue, transfer, conversion and registration of certificates representing shares shall be governed by such other regulations as the board of directors may from to time establish.

ARTICLE 8
DISTRIBUTIONS

The board of directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE 9
WAIVER OF NOTICE

Whenever any noticed is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or of the laws of the State of Nevada, a waiver thereof in writing, signed by the persons entitled to

Exhibit 3.2 -- Page 16

such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 10
ACTIONS AGAINST OFFICERS AND DIRECTORS

The corporation shall indemnify to the fullest extent permitted by the laws of the State of Nevada any person who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit, or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise.

ARTICLE 11
AMENDMENTS

Except as prescribed by law or by the articles of incorporation, and except as set forth below, any of these bylaws may be amended, altered or repealed and new bylaws adopted by a majority vote of the shareholders or directors at any regular or special meeting.
The board of directors may not adopt, amend, or repeal a bylaw provisions fixing the quorum for shareholder meetings, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors.

ARTICLE 12
MISCELLANEOUS

Section 12.1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

Section 12.2. Seal. The board of directors may provide for a corporate seal, which shall have the name of the corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the board of directors.

Exhibit 3.2 -- Page 17

Section 12.3. Reliance Upon Books and Records. A member of the board of directors, or a member of any committee designated by the board of directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers, employees, agents, committee, or by any other person as to matters the member reasonably believes are within such other person's or persons' professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 12.4. Articles of Incorporation. In the event of any conflict between the provisions of the articles of incorporation and the bylaws, the provisions of the articles of incorporation shall govern.

Section 12.5. Severability. If any provision of these bylaws shall be held to be invalid, illegal, unenforceable, or in conflict with the articles of incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these bylaws (including without limitation, all portions of any section of these by laws containing any such provision held to be invalid, illegal, unenforceable, or in conflict with the articles of incorporation, that are not themselves invalid, illegal, unenforceable, or in conflict with the articles of incorporation shall remain in full force and effect.

I, Raul Mansueto, as secretary of CLORACKS CORPORATION, hereby certify that the foregoing constitutes the bylaws of this corporation as adopted and in full force and effect on this I t/day of November, 2012

Raul Mansueto Secretary
Exhibit 3.2 -- Page 18